EXHIBIT 99.1

FCCC, INC.
200 Connecticut Avenue - 5th Floor
Norwalk, Connecticut 06854
(203) 855-7700

FOR IMMEDIATE RELEASE

FCCC, INC. DECLARES ONE-TIME DIVIDEND

NORWALK, CONNECTICUT, SEPTEMBER 3, 2003 - The Board of Directors of FCCC, Inc. (OTCBB: FCIC) (formerly The First Connecticut Capital Corporation) today declared a one-time cash dividend of $0.50 per share. The dividend is payable on September 30, 2003 to shareholders of record as of September 15, 2003.

A portion of the cash for the dividend came from the proceeds of the sale of the Company's only operating business. The Company stated that after payment of the dividend, it will have a book value of approximately $1.10 per share, all in cash, and will actively seek merger and acquisition opportunities.

For additional information contact:

Mr. Bernard Zimmerman, President and CEO, at (203) 855-7700 or Mr. Martin Cohen, Chairman, at (917) 601-6450.

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This press-release contains forward-looking statements within the meaning of, and made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or events or timing of events to be different. FCCC, Inc. refers interested parties to its proxy statement dated April 10, 2003 and other SEC filings for complete discussions about the Company.